UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
  (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2008, Pomeroy IT Solutions, Inc. (the “Company”) determined the amounts payable for the performance-related cash bonuses for its named executive officers with respect to fiscal year 2007 pursuant to each officer's pay plan.  The performance-related bonuses may be either, or both, of a bonus based upon the Company's financial performance (Company Performance Bonus) and a bonus based upon individual performance that may also be related to the Company's financial results, or more specifically related to the individual's role and performance in the Company (Individual Performance Bonus).   The fiscal 2007 performance-related bonuses are as follows:

	Company	Individual
Name of Officer	Performance Bonus	Performance Bonus
Kevin G. Gregory	$38,750	$0
P. Hope Griffith(1)	$62,500	$0
Keith Blachowiak	$14,687.50	$66,250
John E. McKenzie	$39,375	$20,000
_________________
(1)
The Company previously announced the resignation of Ms. Griffith, effective February 29, 2008.  As part of a Separation Agreement between Ms. Griffith and the Company, the Company agreed to pay the Company Performance Bonus.

There are no 2007 performance-related bonuses for the Company’s recently hired executive officers, Mr. Keith R. Coogan, President and CEO (October 15, 2007), and Mr. Christopher C. Froman (December 10, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: March 11, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer